UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2016

GAMING AND LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosures

On September 12, 2016, Gaming and Leisure Properties, Inc. ("GLPI" or the "Company") issued a press release announcing the closing of its previously-announced transaction to acquire the Meadows Racetrack and Casino (the "Meadows") from Cannery Casino Resorts, LLC ("CCR") and the entry into a triple-net lease with Pinnacle Entertainment, Inc. ("Pinnacle") for the immediate lease of the Meadows real estate assets as described below under Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 8.01.  Other Events.

On September 9, 2016, the Company purchased the Meadows for $440 million in cash, inclusive of $10 million previously paid to CCR, plus other transaction related fees and expenses (the "Meadows Acquisition"). The 180,000 square foot casino, located in Washington, Pennsylvania, which opened in 2007, contains 3,170 slot machines, 74 table games and 11 poker tables. In addition to the casino, the property includes 11 casual and fine dining restaurants, bars and lounges, a 24-lane bowling alley and a 5/8 mile racetrack with a 500-seat grandstand. Additionally, a 155-room hotel, which is owned and operated by a third party operator, opened in April 2015 and is located adjacent to the casino. Concurrent with the Company's purchase of the Meadows, the Company sold the entities holding the gaming licenses and operating assets of the Meadows to Pinnacle for $138 million in cash. The Company funded the transaction, net of the proceeds received from the sale of the operating assets to Pinnacle, through a combination of cash on hand, proceeds from the Company's at-the-market ("ATM") equity program and borrowings from the Company's revolving credit facility.

Effective with the closing of the Meadows Acquisition on September 9, 2016, the Company entered into a lease with Pinnacle to lease the Meadows real estate assets to Pinnacle pursuant to a triple-net lease with an initial 10-year term, with the option to renew for three successive five-year terms and one four-year term, at Pinnacle's option. The lease contains a fixed base rent component, with annual escalators, plus a percentage rent component. The initial aggregate annual rent under the lease is expected to be approximately $25.4 million, comprised of approximately $14.0 million base rent and approximately $11.4 million percentage rent. The lease contains an annual escalator provision for up to 5% of the base rent, with rent coverage thresholds of 1.8 in year one, 1.9 in year two and 2.0 in year three and thereafter. The escalator remains at 5% for ten years or until total rent is $31 million, at which point the escalator will be reduced to 2% annually thereafter. The percentage rent is adjusted every two years by 4% of the amount by which average property net revenue increases or decreases from the prior period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Gaming and Leisure Properties, Inc. Press Release, dated September 12, 2016

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 12, 2016	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Gaming and Leisure Properties, Inc. Press Release, dated September 12, 2016

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